Exhibit 99.1

Essential Properties Announces Second Quarter 2019 Results

- Closed Investments of $190.3 Million at a 7.3% Weighted Average Cash Cap Rate -

- Same-Store Contractual Cash Rent Grew 1.9% in the Second Quarter -

- Reiterates 2019 AFFO per Share Guidance Range -

August 7, 2019

PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”), today announced operating results for the three and six months ended June 30, 2019.

Second Quarter 2019 Financial and Operating Highlights

•	Ended the second quarter at 100.0% leased with a weighted average lease term (“WALT”) of 14.5 years and a weighted average rent coverage ratio of 2.9x
•	Grew Same-Store Contractual Cash Rents by 1.9%
•	Reduced top 10 tenant concentration to 28.0%, a 270 bps sequential decline
•	Invested $190.3 million in 91 properties at a 7.3% weighted average cash cap rate
•	Net income increased to $10.6 million, or $0.14 per share on a fully diluted basis
•	Increased Funds from Operations (“FFO”) to $17.7 million, or $0.23 per share on a fully diluted basis
•	Increased Core Funds from Operations (“Core FFO”) to $22.0 million, or $0.29 per share on a fully diluted basis
•	Increased Adjusted Funds from Operations (“AFFO”) to $21.1 million, or $0.27 per share on a fully diluted basis
•	Net debt to Annualized Adjusted EBITDAre was 4.7x at quarter end

Year-to-Date 2019 Financial and Operating Highlights

•	Invested $308.5 million in 142 properties at a 7.4% weighted average cash cap rate
•	Net income increased to $19.3 million, or $0.27 per share on a fully diluted basis
•	Increased FFO to $36.2 million, or $0.51 per share on a fully diluted basis
•	Increased Core FFO to $40.6 million, or $0.57 per share on a fully diluted basis
•	Increased AFFO to $39.1 million, or $0.55 per share on a fully diluted basis

CEO Comments

Commenting on the second quarter results, Essential Properties’ President and Chief Executive Officer, Pete Mavoides, said, “The second quarter results, which saw the first anniversary of our IPO, demonstrated our disciplined and focused execution of our business plan and benefits of a fully transparent and newly underwritten portfolio. Our portfolio fundamentals continued to improve this quarter with strong same-store rent growth, full occupancy, healthy unit-level coverages, and greater tenant diversity. Lastly, with a low levered balance sheet, we have ample capital capacity to execute on our growing investment pipeline into 2020.”

Net Investment Activity

Acquisitions

During the quarter ended June 30, 2019, Essential Properties invested $190.3 million in 91 properties in 32 separate transactions at a weighted average cash and GAAP cap rate of 7.3% and 8.1%, respectively. These properties are 100% leased with a WALT of 15.3 years. As a percentage of cash ABR, 65.4% of the Company’s acquisitions for the quarter ended June 30, 2019 came from sale-leaseback transactions, 67.3% were subject to a master lease and 100% are required to provide the Company with financial reporting.

During the six months ended June 30, 2019, Essential Properties invested $308.5 million in 142 properties in 67 separate transactions at a weighted average cash and GAAP cap rate of 7.4% and 8.2%, respectively. These properties are 100% leased with a WALT of 15.2 years. As a percentage of cash ABR, 70.3% of the Company’s acquisitions for the six months ended June 30, 2019 came from sale-leaseback transactions, 59.3% were subject to a master lease and 100% are required to provide the Company with financial reporting.

Dispositions

During the quarter ended June 30, 2019, Essential Properties sold 11 properties, including one vacant property, for $26.8 million, recording a net gain on these dispositions of $3.5 million. The disposition weighted average cash cap rate on the 10 leased properties sold in the quarter ended June 30, 2019 was 7.0%.

During the six months ended June 30, 2019, Essential Properties sold 18 properties, including one vacant property, for $37.3 million, recording a net gain on these dispositions of $4.2 million. The disposition weighted average cash cap rate on the 17 leased properties sold in the six months ended June 30, 2019 was 6.9%.

Portfolio Update

Portfolio Highlights

As of June 30, 2019, Essential Properties’ portfolio consisted of 789 freestanding net lease properties, which included four properties that secured mortgage notes receivable, with a WALT of 14.5 years and a weighted average rent coverage ratio of 2.9x. As of the same date, the portfolio was 100.0% leased by 184 tenants operating 219 different concepts across 45 states in 16 distinct industries. At quarter end, 93.1% of the Company’s cash ABR was generated from tenants that operate service-oriented or experience-based businesses, and 62.8% of its cash ABR was derived from properties subject to a master lease.

Leasing Activity

During the six months ended June 30, 2019, the Company signed three new leases without vacancy and completed one lease assignment subject to a lease incentive at a total recovery rate of 103.6% vs. prior cash rents. Total leasing activity for the six months ended June 30, 2019 represented 1.2% of total cash ABR.

Leverage and Balance Sheet and Liquidity

Leverage

As of June 30, 2019, the Company’s ratio of net debt to Annualized Adjusted EBITDAre was 4.7x.

Balance Sheet and Liquidity

Essential Properties had $67.0 million in outstanding borrowings under its $400 million unsecured revolving credit facility as of June 30, 2019. In addition, the Company had $17.9 million of cash and cash equivalents and restricted cash as of June 30, 2019.

On May 14, 2019, the Company, through its operating partnership, fully borrowed on its $200 million five-year senior unsecured term loan (the “Term Loan Facility”). In a subsequent transaction, on May 14, 2019, the Company repurchased $200 million of its Class A Series 2016-1 ABS Notes from an affiliate of Eldridge Industries, LLC (“Eldridge”) for a 70 basis point premium to face value, for an all-in cost of approximately $201.4 million.

On May 15, 2019, the Company, through its operating partnership, also entered into three swap transactions that fixed LIBOR (London Interbank Offered Rate) for purposes of the $200 million borrowed under the Term Loan Facility for five years at a rate of 2.063%. Accordingly, after giving consideration to these swap transactions and based on the Company’s leverage ratio, the all-in interest rate on borrowings under the Term Loan Facility is 3.263%, which represents interest rate savings of 119 basis points on the repurchased Class A Series 2016-1 ABS Notes.

Dividend Information

As previously announced, on June 7, 2019 Essential Properties declared a cash dividend of $0.22 per share of common stock for the quarter ended June 30, 2019. The dividend was paid on July 15, 2019 to stockholders of record as of the close of business on June 28, 2019.

2019 Guidance

The Company reiterates its previously issued expectation that 2019 AFFO per share on a fully diluted basis will be within a range of $1.11 to $1.15. This AFFO per share guidance equates to anticipated net income, excluding i) gains or losses on sales of property and ii) gains or losses on the retirement of debt, of $0.60 to $0.64 per share, plus $0.54 to $0.55 per share of expected real estate depreciation and amortization, minus $0.03 to $0.04 per share related to non-cash items.

Conference Call Information

In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on August 8, 2019 at 10:00 a.m. EDT to discuss the results. To access the conference, dial (844) 369-8770. A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.

A telephone replay of the conference call can also be accessed by calling (877) 481-4010 and entering the access code: 51617. The telephone replay will be available through August 22, 2019.

A replay of the conference call webcast will be available approximately two hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.

Supplemental Materials

The Company’s Supplemental Operating & Financial Data—Second Quarter Ended June 30, 2019 is available on Essential Properties’ website at investors.essentialproperties.com.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed real estate company that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of June 30, 2019, the Company’s portfolio consisted of 789 freestanding net lease properties with a weighted average lease term of 14.5 years and a weighted average rent coverage ratio of 2.9x. As of the same date, the Company’s portfolio was 100.0% leased to 184 tenants operating 219 different concepts in 16 distinct industries across 45 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.  Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.

Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the Company’s Quarterly Reports on Form 10-Q. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.

The results reported in this press release are preliminary and not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 that it will file with the Commission.

Non-GAAP Financial Measures and Certain Definitions

The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO and AFFO

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).

The Company computes Core FFO by excluding from NAREIT defined FFO certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expense or other non-core amounts as they occur.

To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization and non-cash charges, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider to assess the Company’s operating performance without the distortions created by non-cash and certain other revenues and expenses.

FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, nor do they represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

EBITDA and EBITDAre

The Company compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide important supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.

EBITDA and EBITDAre are not measures of financial performance under GAAP. You should not consider EBITDA and EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt

The Company calculates its net debt as our gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. The Company believes excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.

NOI and Cash NOI

The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. The Company believes NOI and Cash NOI provide useful and relevant information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs, and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI

The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all acquisition and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature, such as its loss on repurchase of secured borrowings, and iii) to eliminate the impact of contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all properties owned as of the end of the current quarter. You should not unduly rely on these measures as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.

Cash ABR

Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.

Cash Cap Rate

Cash Cap Rate means annualized contractually specified cash base rent for the first full month after acquisition or disposition divided by the purchase or sale price, as applicable, for the property.

GAAP Cap Rate

GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after acquisition divided by the purchase price, as applicable, for the property.

Rent Coverage Ratio

Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.

Essential Properties Realty Trust, Inc.

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenue[1,2]	$32,111	$21,554	$62,884	$41,647
Interest on loans and direct financing leases	403	89	729	159
Other revenue	241	22	248	25
Total revenues	32,755	21,665	63,861	41,831

Expenses:
Interest	5,779	8,634	12,867	16,911
General and administrative	4,737	2,987	8,925	6,343
Property expenses[3]	645	380	1,892	727
Depreciation and amortization	10,105	7,611	19,225	14,079
Provision for impairment of real estate	481	907	1,921	2,756
Total expenses	21,747	20,519	44,830	40,816
Other operating income:
Gain on dispositions of real estate, net	3,474	2,412	4,150	3,645
Income from operations	14,482	3,558	23,181	4,660
Other (loss)/income:
Loss on repurchase of secured borrowings[4]	(4,353)	—	(4,353)	—
Interest	518	28	609	64
Income before income tax expense	10,647	3,586	19,437	4,724
Income tax expense	76	87	143	117
Net income	10,571	3,499	19,294	4,607
Net income attributable to non-controlling interests	(2,620)	(99)	(5,214)	(99)
Net income attributable to stockholders and members	$7,951	$3,400	$14,080	$4,508

Basic weighted-average shares outstanding	57,103,676		51,204,733
Basic net income per share	$0.14		$0.27
Diluted weighted-average shares outstanding	76,665,905		70,686,969
Diluted net income per share	$0.14		$0.27

1.

Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $226, $169, $575 and $683 for the three and six months ended June 30, 2019 and 2018, respectively.

2.	Includes reimbursable income from our tenants of $198, $6, $941 and $24 for the three and six months ended June 30, 2019 and 2018, respectively.
3.	Includes reimbursable expenses from our tenants of $198, $6, $941 and $24 for the three and six months ended June 30, 2019 and 2018, respectively.
4.

Includes premium paid on repurchase of notes issued under our Master Trust Funding Program of $1,400, the write-off of $2,853 of deferred financing costs related to the repurchased notes and $100 of legal costs related to the repurchase.

Essential Properties Realty Trust, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)	June 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$502,561	$420,848
Building and improvements	1,038,589	885,656
Lease incentive	4,794	2,794
Construction in progress	7,079	1,325
Intangible lease assets	74,079	66,421
Total real estate investments, at cost	1,627,102	1,377,044
Less: accumulated depreciation and amortization	(69,010)	(51,855)
Total real estate investments, net	1,558,092	1,325,189
Loans and direct financing lease receivables, net	30,659	17,505
Real estate investments held for sale, net	2,474	—
Net investments	1,591,225	1,342,694
Cash and cash equivalents	7,816	4,236
Restricted cash	10,128	12,003
Straight-line rent receivable, net	19,610	14,255
Prepaid expenses and other assets, net	14,524	7,712
Total assets	$1,643,303	$1,380,900

LIABILITIES AND EQUITY
Secured borrowings, net of deferred financing costs	$306,553	$506,116
Unsecured term loan, net of deferred financing costs	199,097	—
Revolving credit facility	67,000	34,000
Intangible lease liabilities, net	9,778	11,616
Dividend payable	16,917	13,189
Accrued liabilities and other payables	13,442	4,938
Total liabilities	612,787	569,859
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 57,825,460 and 43,749,092 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	578	431
Additional paid-in capital	806,376	569,407
Distributions in excess of cumulative earnings	(18,447)	(7,659)
Accumulated other comprehensive income	(2,913)
Total stockholders' equity	785,594	562,179
Non-controlling interests	244,922	248,862
Total equity	1,030,516	811,041
Total liabilities and equity	$1,643,303	$1,380,900

Essential Properties Realty Trust, Inc.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited, in thousands except per share amounts)	2019	2018	2019	2018
Net income	$10,571	$3,499	$19,294	$4,607
Depreciation and amortization of real estate	10,081	7,610	19,178	14,077
Provision for impairment of real estate	481	907	1,921	2,756
Gain on dispositions of real estate, net	(3,474)	(2,412)	(4,150)	(3,645)
Funds from Operations	17,659	9,604	36,243	17,795
Loss on repurchase of secured borrowings[1]	4,353	—	4,353	—
Core Funds from Operations	22,012	9,604	40,596	17,795
Adjustments:
Straight-line rental revenue, net	(2,994)	(1,867)	(5,897)	(3,517)
Non-cash interest expense	709	589	1,525	1,165
Non-cash compensation expense	1,247	169	2,473	347
Other amortization and non-cash charges	216	31	447	207
Capitalized interest expense	(45)	(83)	(70)	(136)
Transaction costs	—	18	—	26
Adjusted Funds from Operations	$21,145	$8,461	$39,074	$15,887

Net income per share[2]:
Basic	$0.14		$0.27
Diluted	$0.14		$0.27
FFO per share[2]:
Basic	$0.23		$0.51
Diluted	$0.23		$0.51
Core FFO per share[2]:
Basic	$0.29		$0.57
Diluted	$0.29		$0.57
AFFO per share[2]:
Basic	$0.28		$0.56
Diluted	$0.27		$0.55

1.

Includes premium paid on repurchase of notes issued under our Master Trust Funding Program of $1,400, the write-off of $2,853 of deferred financing costs related to the repurchased notes and $100 of legal costs related to the repurchase.

2.	Calculations exclude $112 and $267 from the numerator for the three and six months ended June 30, 2019 related to dividends paid on unvested restricted share awards and restricted share units.

Essential Properties Realty Trust, Inc.

Reconciliation of Non-GAAP Financial Measures

Three Months Ended
(in thousands)	June 30, 2019
Net income	$10,571
Depreciation and amortization	10,105
Interest expense	5,779
Interest income	(518)
Income tax expense	76
EBITDA	26,013
Provision for impairment of real estate	481
Gain on dispositions of real estate, net	(3,474)
EBITDAre	23,020
Adjustment for current quarter acquisition and disposition activity[1]	2,608
Adjustment to exclude loss on repurchase of secured borrowings[2]	4,353
Adjustment to exclude certain percentage rent[3]	(116)
Adjusted EBITDAre - Current Estimated Run Rate	29,865
General and administrative	4,737
Adjusted net operating income ("NOI")	34,602
Straight-line rental revenue, net[1]	(2,911)
Other amortization and non-cash charges	214
Adjusted Cash NOI	$31,905

Annualized EBITDAre	$92,080
Annualized Adjusted EBITDAre	$119,460
Annualized Adjusted NOI	$138,408
Annualized Adjusted Cash NOI	$127,620

1.	Adjustment assumes all acquisitions and dispositions of real estate investments made during the three months ended June 30, 2019 had occurred on April 1, 2019.
2.

Includes premium paid on repurchase of notes issued under our Master Trust Funding Program of $1,400, the write-off of $2,853 of deferred financing costs related to the repurchased notes and $85 of legal costs related to the repurchase.

3.	Adjustment excludes contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease.

Essential Properties Realty Trust, Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	June 30, 2019
Secured debt:
Series 2016-1, Class A	$53,513
Series 2016-1, Class B	17,243
Series 2017-1, Class A	225,305
Series 2017-1, Class B	15,669
Total secured debt	311,730

Unsecured debt:
Term loan	200,000
Revolving credit facility[1]	67,000
Total unsecured debt	267,000
Gross debt	578,730
Less: cash & cash equivalents	(7,816)
Less: restricted cash deposits held for the benefit of lenders	(10,128)
Net debt	560,786

Equity:
Preferred stock	—
Common stock & OP units (76,882,012 shares @ $20.04/share as of 6/30/19)[2]	1,540,716
Total equity	1,540,716
Total enterprise value ("TEV")	$2,101,502

Net Debt / TEV	26.7%
Net Debt / Annualized Adjusted EBITDAre	4.7	x

1.

The Company’s revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.

2.	Common equity & units as of June 30, 2019, based on 57,825,460 common shares outstanding (including unvested restricted share awards) and 19,056,552 OP units held by non-controlling interests.

Investor/Media:

Essential Properties Realty Trust, Inc.

Daniel Donlan

Senior Vice President, Capital Markets

609-436-0619

info@essentialproperties.com

Source: Essential Properties Realty Trust, Inc.